Exhibit 16.1

CliftonLarsonAllen LLP 10700 Northup Way Suite 200 Bellevue, WA 98004 425-250-6100 | Fax 425-250-6050 www.cliftonlarsonallen.com

May 12, 2021

Securities and Exchange Commission Washington, D.C. 20549

We have read the statements that LifeStance Health Group, Inc. (“LifeStance”) made under “Changes in Independent Registered Public Accounting Firm” of the Form S-1 that LifeStance filed on May 12, 2021 and we agree with the statements concerning our firm that are contained therein.

/s/ CliftonLarsonAllen LLP